United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2017

Sino-Global Shipping America, Ltd.

(Exact name of Registrant as specified in charter)

Virginia	001- 34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1044 Northern Boulevard, Suite 305

Roslyn, New York 11576-1514

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (718) 888-1814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On February 15, 2017, Sino-Global Shipping America, Ltd. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with three institutional investors (the “Investors”) pursuant to which the Company agreed to sell to the Investors, and the Investors agreed to purchase from the Company, in a registered direct offering, an aggregate of 1.5 million shares (the “Shares”) of the common stock, no par value, of the Company (“Common Stock”), at a purchase price of $3.18 per Share, for aggregate gross proceeds to the Company of $4.77 million.

Net proceeds to the Company from the sale of the Shares (such transaction, the “Offering”), after deducting estimated offering expenses and placement agent fees, are expected to be approximately $4.3 million. The Offering is expected to close on or about February 21, 2017, subject to satisfaction of customary closing conditions.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-194211), which was originally filed with the Securities and Exchange Commission on March 17, 2014 and was declared effective on April 15, 2014.

FT Global Capital, Inc. (the “Placement Agent”) acted as exclusive placement agent in connection with the Offering pursuant to an engagement agreement between the Company and the Placement Agent dated February 14, 2017 (the “Engagement Agreement”). The Engagement Agreement provides that the Placement Agent will receive a commission equal to 8% of the aggregate gross proceeds of the Offering. The Placement Agent is entitled to the reimbursement of its out-of-pocket expenses not to exceed $10,000.

In the Purchase Agreement, the Investor was given a right of participation to invest in up to 40% of future offerings for up to 12 months following the closing of the Offering, subject to standard exceptions. The Purchase Agreement also prohibits the Company from issuing any Common Stock (or Common Stock equivalents) for 15 calendar days following the closing of the Offering, and from entering into any agreement to effect any “variable rate transaction” for 12 months.

A copy of each of the Purchase Agreement and the Engagement Agreement is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and is incorporated herein by reference.

A copy of the opinion of the Company’s counsel relating to the validity of the securities issued in the Offering will be filed to an amendment to this current report.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of the Company’s counsel (to be filed)

10.1	Securities Purchase Agreement dated February 15, 2017

10.2	Engagement Agreement dated February 14, 2017

23.1	Consent of the Company’s counsel (included in Exhibit 5.1 to be filed)

99.1	Press release of Sino-Global Shipping America, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2017

Sino-Global Shipping America, Ltd.

By:	/s/ Lei Cao
Name:	Lei Cao
Title:	Chief Executive Officer